As filed with the Securities and Exchange Commission on October 30, 1996
                                           --Registration No. 33-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  IMATRON INC.
             -------------------------------------------------------
                 (Exact name of issuer specified in its charter)

              New Jersey                            94-2880078
       (State of incorporation)        (I.R.S. Employer Identification No.)

                            ------------------------

                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                    (Address of Principal Executive Offices)



                     IMATRON INC. STOCK BONUS INCENTIVE PLAN
                     ---------------------------------------
                            (Full Title of the Plan)

                                 S. Lewis Meyer
                                    President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (415) 583-9964
           (Name and Address and Telephone Number of Agent of Service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                                Severson & Werson
                       One Embarcadero Center, 26th Floor
                         San Francisco, California 94111

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities to        Amount to      Offering         Aggregate      Amount of
Be                   Be             Price Per        Offering       Registration
Registered           Registered     Share(1)         Price (1)      Fee
-------------        ----------     ---------        --------       ----------

Common               790,319        $ 4.05           $3,200,792     $1,104
Stock No
Par Value

------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sales prices of the Common Stock on October 25, 1996, as reported on the NASDAQ National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement.

                  (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

                  (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1995;

                  (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 12, 1983 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES.

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the Bylaws of the Company sets forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such Bylaw provision is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or of another corporation or other enterprise which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of New Jersey.

         The  general  effect of the  indemnification  provisions  contained  in
Section 14A:3-5 of the New Jersey General Corporation Law is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the Company) may be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the Company may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8.   EXHIBITS.

Exhibit
Number                   Description of Document
------                   -----------------------

4.1                      Imatron Stock Bonus Incentive Plan

5.1 Opinion of Counsel as to the legality of the securities being registered

24.1                     Consent of Independent Auditors

24.2                     Consent of Counsel.  Reference is made to Exhibit 5.1


Item 9.     UNDERTAKINGS.

         A.       Rule 415 Offering.

         The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any Prospectus  required  by  Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
respect  to  the  plan  of  distribution   not  previously   disclosed  in  this
Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (A)(a)(i) and (A)(a)(ii) do not apply if the information required or to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         B.  Filings   Incorporating   Subsequent   Exchange  Act  Documents  By
Reference.
         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Filing of Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

                         790,319 Shares of Common Stock



Exhibit No.    Description                                           Page No.
-----------    -----------                                           --------

   4.1         Imatron Inc. Stock Bonus Incentive Plan, as
               amended                                                    6


   5.1         Opinion of Counsel as to legality of securities
               being registered.                                         13



  24.1         Consent of independent auditors.                          16


  24.2         Consent of counsel.

               Reference is made to Exhibit 5.1.

  25.1         Power of Attorney (contained in signature pages)